                                                                      Exhibit 21


Name of Entity                           Jurisdiction of Organization                        Ownership Interest
---------------------------------------------------------------------------------------------------------------

Eagle Bancorp, Inc. - Registrant                   Maryland
   EagleBank                                       Maryland                                    100%
   Eagle Land Title, LLC                           Maryland                                    100%
   Bethesda Leasing LLC                            Maryland                                    100%
